Exhibit 10.5

AMENDMENT NO. 3

TO

LICENSE AGREEMENT

BETWEEN

MAYO FOUNDATION FOR MEDICAL EDUCATION AND RESEARCH

AND

ENTEROMEDICS, INC.

This Amendment No. 3 (the “Amendment No. 3”) is entered into as of Feb 3rd, 2012 (the “Execution Date of Amendment No. 3”) by and between Mayo Foundation for Medical Education and Research, a Minnesota charitable corporation, located at 200 First Street SW, Rochester, Minnesota 55905-0001 (“MAYO”), and EnteroMedics, Inc., a private for-profit corporation located at 2800 Patton Road, Roseville, Minnesota 55113 (“COMPANY”) and amends that certain License Agreement by and between MAYO and COMPANY with an Effective Date as of February 3, 2005 (the “License Agreement”) and Amendment No. 1 to the License Agreement with an Execution Date of February 3rd, 2010 (“Amendment No. 1”) and Amendment No. 2 to the License Agreement with an Execution Date of January 4th, 2011 (“Amendment No. 2”) with the effect of amending, restating and replacing the following provisions in their entirety with the text set forth below:

2.02 MAYO KNOW-HOW COMMITMENT. For a period of five (5) years from the Effective Date for the Obesity Device Group and the Vagal Blocking Device Group and for a period of three (3) years from the Execution Date of Amendment No. 1 for Michael Camilleri, M.D., Michael Sarr, M.D. and Michael Kendrick of the Phase II Mayo Group and until December 31st, 2010 for William Sandborn, M.D. of the Phase II Mayo Group, unless terminated earlier by either COMPANY or MAYO as provided for in this Agreement, MAYO commits to the following:

(a)	Subject to existing obligations to third parties, MAYO policies and for so long as its members are employees of MAYO, the Obesity Device Group shall confer with the COMPANY in the Field as follows: (i) exclusively for Product Development for devices to treat obesity and nonexclusively for Product Testing; and (ii) non-exclusively for Product Development and Product Testing with COMPANY for Vagal Devices to treat gastrointestinal disorders other than obesity (for example, pancreatitis and irritable bowel syndrome) and excluding obesity.

(b)	Subject to existing obligations to third parties, MAYO policies and for so long as its members are employees of MAYO, the Vagal Blocking Device Group shall confer exclusively with the COMPANY for Product Development and nonexclusively for Product Testing, all for Vagal Devices.

(c)

Subject to existing obligations to third parties, MAYO policies and for so long as its members are employees of MAYO, the Phase II Mayo Group shall confer with the COMPANY in the Field as follows: (i) exclusively for Product Development for Vagal Devices and nonexclusively for Product Development of other devices to treat obesity and nonexclusively for Product Testing; and (ii) non-exclusively for Product Development and Product Testing with COMPANY for Vagal Devices to treat gastrointestinal disorders other than obesity.

(d)	Subject to existing obligations to third parties, MAYO hereby grants COMPANY a royalty-bearing, worldwide license to use the Know-How in the Field to develop, make, use and sell COMPANY Products as provided below:

1. With respect to Obesity Device Group Know-How for:

(a)	Product Development, such license shall be exclusive for obesity devices and non-exclusive for Vagal Devices for treating conditions other than obesity; and

(b)	Product Testing, such license shall be non-exclusive.

2. With respect to the Vagal Blocking Device Group Know-How for:

(a)	Product Development, such license shall be exclusive; and

(b)	Product Testing, such license shall be non-exclusive.

3. With respect to the Phase II Mayo Group Know-How for:

(a)	Product Development, such license shall be exclusive for Vagal Devices to treat obesity and nonexclusive for Vagal Devices for treating other conditions other than obesity; and

(b)	Product Testing, such license shall be non-exclusive.

COMPANY shall have the right to sublicense such know-how, but not any obligation of MAYO to confer, on the same terms and conditions as set forth above with respect to Licensed Patents.

(e)	MAYO represents and warrants that to the best of internal patent counsel’s knowledge as of the Effective Date and without a duty to inquire, MAYO is not aware of any existing third party obligations that will materially interfere with the Obesity Device Group, the Vagal Blocking Device Group or the Phase II Mayo Group from conferring with COMPANY under Section 2.02, in accordance the terms and conditions of this Agreement.

Each member of the Obesity Device Group, the Vagal Blocking Device Group and the Phase II Mayo Group shall use reasonable efforts to attend meetings, achieve specific Product Development objectives and milestones, and conduct Product Testing, contributing on average among the individuals of the groups between 3-6 person hours per month as requested by COMPANY. Any time credited under this Section shall not also be subject to compensation under any other agreement including any agreement referenced under Section 3.14 of this Agreement.

3.06 KNOW-HOW RETAINER FEES: The COMPANY shall pay MAYO a minimum annual retainer fee of One Hundred and Seventy-Five Thousand Dollars (US$175,000) for the Obesity Device Group as partial compensation for its Know-How as specified in the payment schedule below. The COMPANY shall also pay MAYO an additional minimum annual retainer fee of Seventy-Five Thousand Dollars (US$75,000) for the Vagal Blocking Device Group as partial compensation for its Know-How as specified in the payment schedule below. In 2010, the COMPANY shall pay MAYO a minimum retainer fee of One Hundred Thousand Dollars (US$100,000) and in 2011 Seventy-Five Thousand Dollars (US$75,000) for the Phase II Mayo Group as partial compensation for its Know-How as specified in the payment schedule below. The following payments shall be made within ten (10) days of the dates listed:

Date	Retainer fee payment due MAYO
a) The Effective Date	One Hundred Twenty-Five Thousand Dollars (US$125,000);
b) November 1, 2005	One Hundred Twenty-Five Thousand Dollars (US$125,000);
c) January 1, 2006	One Hundred Twenty-Five Thousand Dollars (US$125,000);
d) July 1, 2006	One Hundred Twenty-Five Thousand Dollars (US$125,000);
f) January 1, 2007	Two Hundred Fifty Thousand Dollars (US$250,000);
g) January 1, 2008	Two Hundred Fifty Thousand Dollars (US$250,000);
h) January 1, 2009	Two Hundred Fifty Thousand Dollars (US$250,000);
i) February 15, 2010	One Hundred Thousand Dollars (US$100,000);
j) January 1, 2011	Seventy-Five Thousand Dollars (US$75,000); and
k) February 3, 2012	Five Hundred Dollars per Hour (US$500/hour) as follows,

The COMPANY shall pay MAYO a payment of five hundred dollars ($500) per hour in exchange for the Phase II Mayo Group’s actual time used in providing the Phase II Mayo Group Know-How as requested by the COMPANY. The parties agree that the payment is a good faith estimate of the fair market value for the Phase II Mayo Group’s time used in providing the Phase II Mayo Group Know-How and, if during performance of providing the Phase II Mayo Group Know-How, in COMPANY’S good faith opinion, the agreed-upon hourly payment for providing such Phase II Mayo Group Know-How to the COMPANY exceeds the fair market value of the time provided by MAYO, the parties shall negotiate in good faith to reduce the payment for time used to provide the Phase II Mayo Group Know-How to be at fair market value or, in the event the parties do not agree, COMPANY may terminate the Agreement immediately. The Phase II Group agrees to keep accurate written records (personal records and notes) sufficient in detail to enable COMPANY to determine and verify the fair market value in time used in providing the Phase II Mayo Group Know-How. Such records for a particular quarter shall be retained by Phase II Mayo Group for a period of not less than one calendar year after the end of such quarter. COMPANY shall have the right, at its own expense and on a confidential basis, to review such records (or have such records reviewed), at the Phase II Mayo Group members’ offices upon reasonable notice and during reasonable business hours, for the purposes of verifying the payment due Mayo hereunder. COMPANY or its reviewing designee shall not disclose MAYO’s confidential information without their prior written consent. The Phase II Mayo Group shall provide the Mayo Clinic Ventures a listing of time they contributed to providing Phase II Mayo Group Know-How to the COMPANY with a brief description of the Phase II Mayo Group Know-How provided.

MAYO shall invoice COMPANY for the hours of time incurred by the Phase II Mayo Group in providing the Phase II Mayo Group Know-How on an individual basis. COMPANY agrees to pay Mayo within thirty (30) days of receiving each such invoice. The payments due under this Agreement shall be nonrefundable.

Except as expressly amended by this Amendment No. 3, all terms and conditions of the License Agreement as previously amended by Amendment No. 1 and Amendment No. 2 shall remain in full force and effect.

MAYO FOUNDATION FOR MEDICAL EDUCATION AND RESEARCH		ENTEROMEDICS, INC.

By:	/s/ Steven P. Van Nurden	By:	/s/ Mark B. Knudson
Name: Steven P. Van Nurden		Name: Mark B. Knudson
Title: Assistant Treasurer		Title: President and CEO
Date: May 3, 2012		Date: May 1, 2012